APPENDIX “A” TO

FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & CO. and NORTHWESTERN MUTUAL SERIES FUND, INC.

Dated as of February 24, 2011

The following is a list of Portfolios for which the Delegate shall serve as Foreign Custody Manager under a Foreign Custody Manager Delegation Agreement dated as of September 9, 1997 (the “Delegation Agreement”).

MID CAP GROWTH STOCK PORTFOLIO

ASSET ALLOCATION PORTFOLIO

BALANCED PORTFOLIO

GROWTH STOCK PORTFOLIO

HIGH YIELD BOND PORTFOLIO

INTERNATIONAL GROWTH PORTFOLIO

SELECT BOND PORTFOLIO

INTERNATIONAL EQUITY PORTFOLIO

EQUITY INCOME PORTFOLIO

EMERGING MARKETS EQUITY PORTFOLIO

RESEARCH INTERNATIONAL CORE PORTFOLIO

MULTI-SECTOR BOND PORTFOLIO

SHORT-TERM BOND PORTFOLIO

COMMODITIES RETURN STRATEGY PORTFOLIO (effective April 30, 2011)

IN WITNESS WHEREOF, each of the parties hereto have caused this Appendix to be executed in its name and on behalf of each such Portfolio.

NORTHWESTERN MUTUAL SERIES FUND, INC.	BROWN BROTHERS HARRIMAN & CO.

BY:	BY:
NAME:	NAME:
TITLE:	TITLE: